                                                                   EXHIBIT 4.3

                                    AMENDMENT
                            TO STOCKHOLDERS AGREEMENT
                          Dated as of January 29, 2001


     DDi Corp., a Delaware corporation (the "Company"), Bain Capital Fund V, L.P., Bain Capital Fund V-B, L.P., BCIP Associates, L.P., and BCIP Trust Associates, L.P., and the other signatories hereto:

      1. Reference to the Stockholders Agreement; Definitions. Reference is made to the Stockholders Agreement dated as of March 31, 2000 (as amended, the "Stockholders Agreement"), among the Company and the holders of its equity interests (including without limitation the other parties hereto). Terms defined in the Stockholders Agreement and not otherwise defined herein are used herein with the meanings so defined.

      2. Amendment. Pursuant to Section 12.2 of the Stockholders Agreement, each Investor (constituting the Majority Investors) and each other signatory hereto hereby agrees to amend Section 8.3.1.1 of the Stockholders Agreement by deleting the phrase "20 days after the effectiveness" therein and replacing it with the phrase "8 days after the mailing by the Company by registered mail or overnight delivery".

      3. Miscellaneous. Except to the extent specifically amended hereby, the provisions of the Stockholders Agreement shall remain unmodified, and, subject to the conditions contained in this Amendment, the Stockholders Agreement is hereby confirmed as being in full force and effect. This Amendment may be executed in any number of counterparts which together shall constitute one instrument, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules of any jurisdictions.

                                                                    Amendment to
                                                          Stockholders Agreement
                                                                January 29, 2001


      In WITNESS WHEREOF, the parties have caused this Amendment to the Stockholders Agreement to be executed and delivered as of the date first above written.


                            DDI CORP.



                            By  /s/ CHARLES D. DIMICK
                              --------------------------------
                              Name:
                              Title:

INVESTORS:
                            BAIN CAPITAL FUND V, L.P.
                            BAIN CAPITAL FUND V-B, L.P.

                            By Bain Capital Partners V, L.P.,
                                   their general partner

                               By Bain Capital Investors V, Inc.,
                                 its general partner


                               By  /s/ DOMINIC FERRANTE
                                 -----------------------------
                                 Name:
                                 Title:  Managing Director


                            BCIP ASSOCIATES
                            BCIP TRUST ASSOCIATES, L.P.


                            By  /s/ DOMINIC FERRANTE
                              --------------------------------
                              Name:
                              Title: a general partner

                                                                    Amendment to
                                                          Stockholders Agreement
                                                                January 29, 2001

OTHER INVESTORS:
                            CELERITY DYNAMO, L.L.C.


                            By  /s/ [ILLEGIBLE]
                              -------------------------------
                               its

                            CELERITY LIQUIDS, L.L.C.


                            By  /s/ [ILLEGIBLE]
                              -------------------------------
                               its

                            CELERITY DETAILS, L.L.C.


                            By  /s/ [ILLEGIBLE]
                              -------------------------------
                               its

                                                                    Amendment to
                                                          Stockholders Agreement
                                                                January 29, 2001

MANAGERS:

                         /s/  CHARLES D. DIMICK
                         ---------------------------------
                              Charles D. Dimick

                         /s/  BRUCE D. MCMASTER
                         ---------------------------------
                              Bruce D. McMaster

                         /s/  JOSEPH P. GISCH
                         ---------------------------------
                              Joseph P. Gisch